Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Entravision Communications Corporation

Santa Monica, California

We hereby consent to the incorporation by reference in the prospectus constituting a part of this registration statement of our report dated March 16, 2022, relating to the consolidated financial statements and schedule of Entravision Communications Corporation (“Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ BDO USA, LLP

Los Angeles, California

June 30, 2023